UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 23, 2008
(Date of earliest event reported):	December 18, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.     Entry into a Material Definitive Agreement.

On December 23, 2008, Fulton Financial Corporation (“Fulton”), as part of the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program (the “CPP”) included in the Emergency Economic Stabilization Act of 2008 (“EESA”), entered into a letter agreement with Treasury (the “Letter Agreement”). Pursuant to the Letter Agreement and the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”) attached to the Letter Agreement, Fulton agreed to sell 376,500 shares of Fulton’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), having a liquidation amount per share of $1,000, for total proceeds of $376,500,000. The Letter Agreement, including the Securities Purchase Agreement attached thereto, is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The Preferred Stock will qualify as Tier 1 capital and provide for cumulative compounding dividends at a rate of 5% per year for the first five years and 9% per year thereafter. Fulton may not redeem the Preferred Stock during the first three years except with the proceeds from one or more “Qualified Equity Offerings” (as defined in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, hereafter the “Certificate of Designations”). After three years, Fulton may redeem shares of the Preferred Stock for the liquidation amount of $1,000 per share, plus any accrued and unpaid dividends. The forms of the Certificate of Designations and the Preferred Stock Certificate are attached as Exhibits 3.1 and 4.1 hereto and are incorporated herein by reference.

While any Preferred Stock is outstanding, Fulton may pay dividends on its common stock, $2.50 par value per share (the “Common Stock”), and redeem or repurchase its Common Stock, provided that all accrued and unpaid dividends for all past dividend periods on the Preferred Stock are fully paid. Prior to the third anniversary of Treasury’s purchase of the Preferred Stock, unless the Preferred Stock has been redeemed or Treasury has transferred all of the Preferred Stock to third parties, the consent of Treasury will be required for Fulton to (1) increase its Common Stock dividend from its current quarterly amount of $0.15 per share or (2) repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. The Preferred Stock will be non-voting, except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock.

As a condition to participating in the CPP, Fulton issued to Treasury a warrant (the “Warrant”) to purchase 5,509,756 shares (the “Warrant Shares”) of Fulton’s Common Stock, at an initial exercise price of $10.25 per share. The term of the Warrant is ten years and the Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. The Warrant will not be subject to any contractual restrictions on transfer, provided that Treasury may only transfer a portion or portions of the Warrant with respect to, or exercise the Warrant for, more than one-half of the initial Warrant Shares prior to the earlier of (a) the date on which Fulton has received aggregate gross proceeds of at least $376,500,000 from one or more Qualified Equity Offerings and (b) December 31, 2009. If Fulton completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in Fulton receiving aggregate gross proceeds equal to at least $376,500,000, then the number of Warrant Shares will be reduced to 50% of the original number of Warrant Shares. The Warrant provides for the adjustment of the exercise price and the number of Warrant Shares issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Fulton’s

Common Stock, and upon certain issuances of Fulton’s Common Stock at or below a specified price range relative to the initial exercise price. Pursuant to the Securities Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

On December 23, 2008, Fulton and Fulton Bank (“Fulton Bank”), as Rights Agent, executed an Amendment to the Second Amended and Restated Rights Agreement (the “Rights Amendment”), which is attached as Exhibit 4.3 hereto and is incorporated herein by reference. The Rights Amendment amends the Second Amended and Restated Rights Agreement, dated as of December 20, 2005 (the “Rights Agreement”). The Rights Amendment conforms the Rights Agreement to Treasury’s CPP requirements, excludes Treasury as an “Acquiring Person” (as defined in the Rights Agreement”) plus updates or adds definitions and CPP documents to the Rights Agreements.

Please refer to the documents incorporated herein by reference for a complete description of their terms and limitations. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02.	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated into this Item by this reference. The sale of the Preferred Stock and the Warrant to Treasury on December 23, 2008 was not registered under the Securities Act of 1933, as amended, in reliance on Section 4(2) of that Act. The sale to Treasury involved no public offering. Fulton did not engage in general solicitation or advertising in connection with the issuance and sale of the Preferred Stock or the Warrant, and did not engage an underwriter or placement agent.

Item 3.03.	Material Modification to Rights of Security Holders.

Items 1.01 and 5.03 are incorporated into this Item by this reference. As indicated in the response to Item 1.01 of this Form 8-K, Fulton and Fulton Bank, as Rights Agent, have executed the Rights Amendment, which amends Fulton’s existing Rights Agreement to comply with Treasury’s CPP requirements. The Rights Amendment is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to the closing of the CPP transaction, each of Fulton’s Senior Executive Officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver voluntarily waiving any claim against the Treasury or Fulton for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under EESA as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period Treasury holds any equity or debt securities of Fulton acquired through the CPP; and (ii) entered into a letter agreement with Fulton amending the benefit plans with respect to such Senior Executive Officer, during the period that Treasury owns any debt or equity securities of Fulton acquired pursuant to the Securities Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA. The form of waiver and the form of letter agreement executed by R. Scott Smith, Jr., Craig H. Hill, Charles J. Nugent, James E. Shreiner and E. Philip Wenger are attached hereto as exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2008, Fulton filed with the Secretary of State of the Commonwealth of Pennsylvania the Certificate of Designations establishing the terms of the Preferred Stock. The Certificate of Designations is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.1	Form of Preferred Stock Certificate
4.2	Form of Warrant to Purchase Common Stock
4.3	Amendment to Second Amended and Restated Rights Agreement
10.1	Letter agreement dated December 23, 2008 with the U.S. Department of the Treasury, including Securities Purchase Agreement – Standard Terms
10.2	Form of waiver required for senior executive officers in connection with sale of preferred stock under the Capital Purchase Program
10.3	Form of letter agreement with senior executive officers related to compensation, in conformity with the Capital Purchase Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	FULTON FINANCIAL CORPORATION By: _/s/ Charles J. Nugent________________ Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer

5